 EXHIBIT 10.71

ADDENDUM TO THE
NON-COMPETE AND NON-SOLICIT AGREEMENT DATED SEPTEMBER 21, 2007

This Addendum to the Non-Compete and Non-Solicit Agreement dated  September 21, 2007 (the "Non-Compete and Non-Solicit Agreement") entered into by and between First Albany Companies Inc. and Patricia Arciero-Craig ("Key Employee Partner"), is made this _ day of September, 2007. All terms not otherwise defined herein shall have the meanings" ascribed to such terms in the Non-Compete and Non-
Solicit Agreement.

WHEREAS, First Albany Companies, Inc., its subsidiaries, affiliates, and successors ("First Albany") and the Key Employee Partner desire to amend and supplement certain provisions of the Non-Compete and Non-Solicit Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and b promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, First Albany and the Key Employee Partner hereby agree as follows:

1.           Definition of "cause". The term "cause" used in the Non-Compete and Non-Solicit Agreement shall have the meaning ascribed to such term in the First Albany Companies Inc. 2007 Incentive Compensation Plan (the "Plan").

2.           Inapplicability of Non-Compete and Non-Solicit Covenant in Certain Circumstances. In addition to those circumstances provided in Paragraph 3 of the Non-Compete and Non-Solicit Agreement, the Non-Compete Covenant shall not apply to the Key Employee Partner following any termination of her employment by Key Employee Partner for "Good Reason" as herein defined. Good Reason shall be defined as any occurrence of any of the events specified in subsections (A)-(D) of this Paragraph 2, without Key Employee Partner's prior written consent.

                                (A)           Any reduction in Key Employee Partner's base salary, or any failure to pay bonuses or other material amounts due Key Employee Partner;

(B)           The assignment to Key Employee Partner of any duties inconsistent in any material respect with her position or with her authority, duties or responsibilities as General Counsel, or any other action by First Albany which results in a diminution in such position, authority, duties or responsibilities, or reporting relationship, excluding for this purpose any immaterial and inadvertent action not taken in bad faith and remedied by First Albany promptly (but not later than ten (10) days after receiving notice from the Key Employee Partner);

(C)           Any change in the place of Key Employee Partner's principal office location to a location outside of a ten-mile radius of Albany, New York, or outside of a ten-mile radius from any alternate location upon which the parties mutually agree;

(D)          Any failure by First Albany to require a successor to assume First Albany's contractual obligations to Key Employee Partner.

3.           Employment in a Private Law Firm. Paragraph 1 of the Non-Compete and Non-Solicit Agreement notwithstanding, Key Employee Partner may be employed by or be a member of a private law firm, without restriction. Such employment shall not be considered a "Forfeiture Event" within the meaning of any Restricted Stock Units Agreement between the parties.

4.           Forfeiture of RSU's. Paragraph 4 of the Non-Compete and Non-Solicit Agreement shall apply only in the event that the breach is material.

5.           Definition of "Competitor." The phrase "financial advisory firm" in the definition of "Competitor" shall be construed to exclude financial advisory firms that are primarily retail in nature.

    6.           Continued Vesting of RSU's if Termination for Good Reason. The terms of Paragraph 4(b) of the parties' September, 2007 Restricted Stock Units Agreement shall apply not only in the event of a Retirement or a Termination by the Company Not For Cause, but also in the event of a Termination by the Key Employee Partner for Good Reason. Any future Restricted Stock Units Agreement between the parties shall be construed to incorporate this provision, unless it is specifically stated otherwise.

    7.           Assignment. This Agreement shall be binding upon and shall inure to the benefit of First Albany, its successors and any person, firm, corporation or other entity that succeeds to all or substantially all of the business, assets or property of the Company, including without limitation in connection with any sale of the Company. This Agreement may be assigned, in whole but not in part, by the Company to any successor to the Company or its business or any subsidiary or Affiliate of the Company; provided, that such assignment does not relieve the Company of its obligations under this Agreement if the assignee fails to perform. Key Employee Partner may not assign any rights or delegate any duties under this Agreement.

    8.           Waiver. The waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed as a waiver of any prior or subsequent breach thereof.

    9.           Amendment or Modification. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Key Employee Partner and a duly authorized officer of First Albany.

  10.           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law or conflict of law principles.

  11.           Severability. The invalidity or unenforceability of any provision of this Agreernent shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

 12.            Notices.  Any notices required or permitted to be given hereunder shall be sufficient if in writing, and if delivered by hand, by courier, by facsimile, or sent by certified mail, return receipt requested, prepaid, to the address set forth below or such other address as either party may from time to time designate in writing to the other and shall be deemed given as of the date of the delivery if delivered by hand or by courier, or if mailed, four (4) days after the date of mailing.

If to Key Employee                                                      Patricia Arciero-Craig
Partner:                                                                          21 Maple Lane South
                        Loudonville,  New York 12211

If to Company:                                                              First Albany Companies Inc.
                        One Penn Plaza, 42nd Floor
                        New York,  New York  10119

13.           Entire Agreement and Binding Effect. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns, and legal representatives.

14.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and in pleading or providing any provision of this Agreement it shall not be necessary to produce more than one of such counterparts.

15.           Headings. The Section headings appearing in this Agreement are for reference purposes only and shall not be considered a part of this Agreement or in any way modify, amend or affect its provisions.

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16.           Dispute Resolution.  All disputes arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of New York, New York, in accordance with the applicable rules then in effect of the American Arbitration Association for employment disputes, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 21 day of September, 2007.

                                Patricia Arciero-Craig                                                                                       FIRST ALBANY COMPANIES INC.

               /s/ Patricia Arciero-Craig                                                                                   /s/ Peter McNierney